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EXHIBIT 1
                        AGREEMENT REGARDING JOINT FILING

        The undersigned, John C. Lorentzen and Penney Fillmer, agree that this Second Amendment to Schedule 13D, dated as of August 22, 1999 with respect to Northwest Teleproductions, Inc. is being filed on behalf of each of them individually.

/s/ JOHN C. LORENTZEN
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/s/ PENNEY L. FILLMER
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